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                                                                    Exhibit 10.6

GENERAL ELECTRIC CAPITAL CORPORATION

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                                                          MASTER LEASE AGREEMENT

     THIS MASTER LEASE AGREEMENT (the "Lease") is made as of the 27th day of March, 2002, by and between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and APPLIED EXTRUSION TECHNOLOGIES, INC., its successors and permitted assigns ("Lessee").

     The parties agree that Lessee shall lease from Lessor the property (the "Equipment") described in the Equipment Schedule(s) to be executed pursuant hereto (collectively, the "Equipment Schedule"), subject to the terms set forth herein, in the Riders annexed hereto and in the Equipment Schedule. Certain definitions and construction of certain of the terms used herein are provided in
Section 19 hereof. Each Equipment Schedule shall incorporate by reference the terms and conditions of this Lease. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, shall constitute a separate instrument of lease.

     1. TERM. The term of lease with respect to any item of the Equipment shall be the term set forth in the Equipment Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

     2. RENT. Lessee shall pay Lessor the rental installments in the aggregate amounts specified in the Equipment Schedule, without prior notice or demand, and all other amounts payable pursuant to this Lease (such installments and other amounts, the "rent"). Each Equipment Schedule constitutes a non-cancelable net lease, and Lessee's obligation to pay rent, and to otherwise perform its obligations under this Lease, each such Equipment Schedule and all of the other documents and agreements entered in connection herewith (collectively, the "Lease Documents"), are and shall be absolute and unconditional and shall not be affected by any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever. Rental installments are payable as and when specified in the Equipment Schedule by mailing the same to Lessor at its address specified pursuant to this Lease or by such other reasonable method of delivery of payment as may from time to time be directed by Lessor or its assignee in writing; and payments of rent shall be effective upon receipt. Timeliness of Lessee's payment and its other performance under the Lease Documents is of the essence. If any rent is not paid on the due date, Lessor may collect, and Lessee agrees to pay, a charge (the "Late Charge") calculated as the product of the late charge rate specified in the Equipment Schedule (the "Late Charge Rate") and the amount in arrears for the period such amount remains unpaid after the original due date.

     3. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that: (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state specified as its state of incorporation below the signature of Lessee. (b) The execution, delivery and performance of the Lease Documents: (1) have been duly authorized by all necessary corporate action on the part of Lessee; (2) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound the contravention of which would have a Material Adverse Effect. (c) Each of the Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by applicable law (or equitable rights) which may affect creditors' rights generally. (d) There are no pending actions or proceedings to which Lessee is a party (and as to which Lessee has received written notice), and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Lease Documents. Further, Lessee is not in default (as of the date of execution hereof and as of the date of execution of each Equipment Schedule hereunder, and Lessee has no knowledge of the occurrence of any event which, with the giving of notice or the lapse of time, or both, would become a Default) under any obligation for borrowed money, for the deferred

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purchase price of property or any lease agreement which, either individually or in the aggregate, would have a Material Adverse Effect. (e) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (f) Lessee's name, state of incorporation, Federal Employer Identification Number and Organizational Number specified below the signature of Lessee are true and correct, and the address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name.

     4. COVENANTS. Lessee covenants and agrees as follows: (a) Lessee will furnish Lessor (1) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee (which shall be a "Big 5" accounting firm); (2) within sixty
(60) days after the end of each quarter, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of cash flows of Lessee for such quarter, prepared in accordance with GAAP; (3) within thirty
(30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any; and (4) as and when provided pursuant to that certain Credit Agreement dated as of April 7, 1994, and amended and restated as of January 29, 1998, between Lessee and The Chase Manhattan Bank, et al., as now
                                                                  -- --
or hereafter amended, and/or pursuant to that certain Indenture dated as of June 19, 2001, among Lessee, Applied Extrusion Technologies (Canada), Inc., as Guarantor, and Wells Fargo Minnesota, National Association, as Trustee, and any successor to either thereof or replacement of either thereof, the covenant compliance certificate required to be provided by Lessee pursuant to either thereof. (b) Lessee will promptly execute and deliver to Lessor such further reasonable documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under the Lease Documents (including, without limitation, such UCC Financing Statements as reasonably may be required by Lessor in connection with any relocation of the Equipment in accordance with the terms hereof). (c) Lessee shall provide written notice to
Lessor: (1) thirty (30) days prior to any contemplated change in the name, state of incorporation or address of the chief executive office of Lessee; (2) promptly upon the occurrence of any Default (as hereinafter defined) or event which, with the lapse of time or the giving of notice, or both, would become a Default (a "default"; except as used in Sections 15 and 16); and (3) promptly upon Lessee becoming aware of any alleged material violation of applicable law relating to the Equipment or this Lease. (d) Within forty-five (45) days after the date of execution of the first Equipment Schedule hereunder, Lessee shall cause to be provided to Lessor the insurance policy endorsements required pursuant to Section 11 hereof with respect to the liability insurance.

     5. CONDITIONS PRECEDENT. Lessor's obligations under each Equipment Schedule, including its obligation to purchase and lease any Equipment to be leased thereunder, are conditioned upon Lessor's reasonable determination that all of the following have been satisfied (or waived, at Lessor's sole discretion): (a) Lessor having received the following, in form and substance satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions hereof; (2) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor; (3) certificate of Lessee's Secretary certifying: (i) resolutions of Lessee's Board of Directors duly authorizing the leasing of the Equipment hereunder and the execution, delivery and performance of this Lease and the Equipment Schedule and all related instruments and documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents; (4) an opinion of counsel for Lessee as to each of the matters set forth in sub-parts (a) through (d) of
Section 3 hereof; (5) the only manually executed original of the Equipment Schedule and all other Lease Documents; (6) evidence reasonably satisfactory to Lessor of the termination of all existing leases with respect to the Equipment and the conveyance by the existing lessors (the "Existing Lessors") to Lessee of title to the Equipment; (7) a Real Property Waiver in substantially the form attached hereto as Exhibit No. 1, duly executed by Lessee; (8) a Real Property Waiver in substantially the form attached hereto as Exhibit No. 2, duly executed by JP Morgan Chase Bank, as Administrative Agent; and (9) such other documents, agreements, instruments, certificates, opinions and assurances, as Lessor reasonably may require. (b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of such Equipment Schedule with the same effect as though made as of such date (Lessee's execution and delivery of the Equipment Schedule shall constitute an acknowledgment of the same). (c) There shall be no default or Default under the Equipment Schedule or any other Lease Documents. (d) On the effective date of the Equipment Schedule, the Equipment shall have been delivered to and accepted by Lessee, and shall be in the condition and repair required hereby; and Lessor shall have received good title to the Equipment to be leased

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thereunder, free and clear of any lien, claim or encumbrance of any kind. (e)
The purchase price payable by Lessor to Lessee to acquire the Equipment shall be applied to pay down the obligations of Lessee pursuant to the Chase Credit Agreement in accordance with the terms thereof. Lessee's obligations under each Equipment Schedule, this Lease and the Bill of Sale, including Lessee's obligation to sell the Equipment to Lessor pursuant to the Bill of Sale, are conditioned upon payment by Lessor to Lessee by federal wire transfer or other immediately available funds of Eighteen Million Two Hundred Twenty-five Thousand Dollars ($18,225,000).

     6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon execution hereof, Lessee shall execute and deliver to Lessor Equipment Schedules containing a complete description of the Equipment; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease.

     7. USE AND MAINTENANCE. (a) Lessee shall: (1) use the Equipment solely in the Continental United States and in the conduct of its business, consistent with Lessee's past practice, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (i) in accordance and consistent with (A) the Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, consistent with Lessee's past practice, (B) the requirements of all applicable insurance policies, (C) all applicable laws, and (D) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; (ii) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear; and (iii) shall not discriminate against the Equipment with respect to scheduling of maintenance, parts or service; (3) not change the location of any Equipment as specified in the Equipment Schedule without prior written notice to Lessor; (4) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment; and (5) cause each principal item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words "Owner and Lessor," or other appropriate words designated by Lessor on small labels furnished by Lessor. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by new or reconditioned replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced. Any modification or addition to the Equipment which is required by law shall be made by Lessee, at its expense, and title thereto immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other person. Title to all replacement parts and permanent improvements, or attachments to the Equipment which cannot be removed without damaging the Equipment, immediately shall vest in Lessor, without cost or expense to Lessor or any further action by any other person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder, if such parts are required by law or are otherwise essential to the operation of the Equipment or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof. Lessee shall not make any material alterations to the Equipment without prior written notice to Lessor, provided that such material alterations do not adversely affect the value, utility and remaining useful life which the Equipment would have had without the addition thereof. (c) Upon forty-eight (48) hours' notice, Lessee shall afford Lessor access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records at any reasonable time during normal business hours; provided, however, if a default or Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required.

     8. DISCLAIMER OF WARRANTIES. LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE), OR DEALER, NOR A SELLER'S OR A DEALER'S AGENT. THE EQUIPMENT IS LEASED HEREUNDER "AS IS", AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING IN OR UNDER
(a) MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (b) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE OR (c) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR THE UNIFORM COMMERCIAL CODE (INCLUDING ARTICLE 2A, AS HEREINAFTER DEFINED; AND, WITHOUT LIMITING THE FOREGOING, INCLUDING, (i) ANY WARRANTIES CONTAINED IN SECTIONS 2A-210, 2A-211, 2A-212 AND 2A-213, (ii) ANY RIGHT TO DEEM LESSOR IN DEFAULT PURSUANT THERETO, AND (iii) ALL OF LESSEE'S RIGHTS AND REMEDIES UNDER SECTIONS 2A-508 THROUGH 2A-521) OR OTHER

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APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM
FROM LIENS, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW; it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee; and Lessor's agreement to enter into this Lease and any Equipment Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the specific matters waived and disclaimed herein. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the Supplier. Provided that no default or Default has occurred and is then continuing, Lessor fully shall cooperate with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder.

     9. FEES AND TAXES. (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from: (i) all titling, recordation, documentary stamp and other fees; and (ii) taxes (other than taxes calculated solely on the basis of net income or capital gains), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); in each case arising at any time upon or relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation or leasing or other disposition of the Equipment, or upon the rent, whether the same be assessed to Lessor or Lessee (any of the foregoing, an "Imposition").
(b) If any report, return or property listing, or any Imposition is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to contest or protest, in good faith and by appropriate proceedings, the validity of any Imposition, or the amount thereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or Claim (as hereinafter defined) therefor shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor. Provided that no default or Default has occurred and is continuing, if (at any time during or after the term of this Lease) Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay to Lessee the net amount of such refund to the extent actually received. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessee to Lessor with the next periodic payment of rent. (c) As used herein, the term "Lessor" shall mean and include Lessor and the consolidated Federal taxpayer group of which Lessor is a member.

     10. INTENT, TITLE AND LIENS. (a) The parties intend and agree that the Equipment shall remain personal property, and that Lessor's title thereto not be impaired, notwithstanding the manner in which it may be affixed to any real property. Lessee shall obtain and deliver to Lessor, from any person having an interest in the property where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. (b) It is the express intention of the parties hereto that (1) each Equipment Schedule, incorporating by reference the terms of this Lease, constitutes a true "lease" and a "finance lease" as such terms are defined in the Uniform Commercial Code Article 2A - Leases ("Article 2A") and not a sale or retention of security interest; and (2) title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, property, rights, equity, or interest other than a leasehold interest with the exclusive right to use the Equipment, solely as Lessee subject to the terms and conditions hereof. If, notwithstanding the express intent of the parties, a court of competent jurisdiction determines that any Equipment
Schedule is not a true lease, but is rather a sale and extension of credit, a lease intended for security, a loan secured by the Equipment specified in such Equipment Schedule, or other similar arrangement, the parties agree that in such event: (i) (A) in order to secure the prompt payment and performance as and when due of all of Lessee's obligations (both now existing and hereafter arising) under each such Equipment Schedule, Lessee shall be deemed to have granted, and it hereby grants, to Lessor a first priority security interest in the following (whether now existing or hereafter created): the Equipment leased pursuant to such Equipment Schedule and all replacements, substitutions, accessions, and proceeds (cash and non-cash; but without power of sale), including the proceeds of all insurance policies, thereof, and (B) Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of a Default, Lessor shall have all of the rights and

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remedies of a first priority secured party under the UCC; and (ii) (A) the principal amount of any such obligation shall be an amount equal to the aggregate Total Invoice Cost of all Equipment (to be amortized as provided in Clause (D) below, (B) the term of any such obligation shall be the same as the term specified for such Equipment in the related Equipment Schedule, (C) the payments under any such obligation shall be the regular installments of rent specified in the Equipment Schedule for such Equipment, and (D) any such obligation shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate calculated on the basis of the foregoing principal amount, term and payments as if the principal amount were amortized over the term of the obligation to a balloon payment of fifteen percent (15%). For purposes of this sub-part (b), this Lease, the Equipment Schedule, or a photocopy of either thereof may be filed as a financing statement under the UCC. (c) Lessee may not dispose of any of the Equipment except to the extent expressly provided herein, notwithstanding the fact that proceeds constitute a part of the Equipment. (d) Lessee further agrees to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes ("Liens") of creditors of Lessee or any other persons, other than Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein). Lessee will defend, at its own expense, Lessor's title to the Equipment from such claims, Liens or legal processes. Lessee shall also notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment in whole or in part.

     11. INSURANCE. Lessee shall obtain and maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: casualty coverage, including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 12 hereof); and commercial liability coverage, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Equipment Schedule, subject to such deductible as is reasonably acceptable to Lessor. All said insurance shall be in commercially reasonable form and with companies reasonably satisfactory to Lessor. All insurance for loss or damage to the Equipment shall provide that losses, if any, shall be payable to Lessor as loss payee and Lessee shall utilize its reasonable efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, not less than fifteen
(15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor thirty
(30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and (b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee or any person other than Lessor with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of
Section 12 hereof.

     12. LOSS AND DAMAGE. Lessee assumes the risk of direct and consequential loss and damage to the Equipment from all causes (other than such as may be caused by the gross negligence or willful misconduct of Lessor). Except as provided in this Section for discharge upon payment of Stipulated Loss Value, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other Claims resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment (other than such as may be caused by the gross negligence or willful misconduct of Lessor). In the event of loss or damage to any item of Equipment which does not constitute a Total Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that no default or Default has occurred and is continuing, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any net insurance proceeds received by Lessor on account of such loss to the cost of repairs. Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, disappearance, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority (as established to the reasonable satisfaction of Lessor and Lessee;

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any such occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. On the next date for the payment of rent, Lessee shall pay to Lessor the rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually paid). Upon making such payment, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee shall become entitled thereto AS IS WHERE IS without warranty, express or implied, with respect to any matter whatsoever. Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessor's right, title and interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. As used in this Lease, "Stipulated Loss Value" shall mean the product of the Total Invoice Cost (designated on the appropriate Equipment Schedule) of the Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total
Loss or other termination of an Equipment Schedule, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment. After payment of the final payment of rent due under the original term of this Lease and during any renewal term thereof, Stipulated Loss Value shall be determined as of the date of termination of such Equipment Schedule (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values attached to such Equipment Schedule.

     13. REDELIVERY. Upon the expiration or earlier termination of the term of any Equipment Schedule (or of any renewal thereof, if applicable), Lessee shall, at its own expense, return all but not less than all of the Equipment leased under such Equipment Schedule as provided herein to Lessor within five (5) days of the last day of the term of the Lease with respect thereto (a) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted, (b) in such operating condition as is capable of performing its originally intended use, (c) having been used, operated, serviced and repaired in accordance with, and otherwise complying with, Section 7 hereof, and (d) free and clear of all Liens whatsoever except Liens resulting from claims against Lessor not relating to the ownership of such Equipment. Lessee shall return the Equipment by delivering it, fully crated and ready to be shipped, at the location to which the Equipment was originally delivered or to which the Equipment was relocated with Lessor's consent. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are reasonably necessary to place any items of Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Equipment Schedule with respect to such items of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of the related Equipment Schedule or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

     14. INDEMNITY. Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor's rights and obligations under any Equipment Schedule and this Lease, its agents and employees ("Indemnitees"), from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of, such Indemnitees), by paying (on an after-tax basis) or otherwise discharging same, when and as such Claims shall become due, including Claims arising on account of
(a) any Lease Document, or (b) the Equipment, or any part thereof, including the ordering, acquisition, delivery, or installation of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of any Equipment Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) in the Equipment, any claim in tort for negligence or strict liability relating to the Equipment, and any claim for patent, trademark or copyright infringement relating to the Equipment, or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, or for whatever other reason whatsoever relating to the Equipment or the transaction contemplated by this Lease. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense thereof, so long as no default or Default has occurred and is then continuing; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessee. For the purposes of this Lease, the term "Claims" shall mean (to the extent made by third parties) all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person.

     15. DEFAULT. (a) A default shall be deemed to have occurred hereunder and under an Equipment Schedule ("Default") if (1) Lessee shall fail to make any payment of rent hereunder or under an Equipment Schedule as and when due and such failure shall continue unremedied for a period of three (3) Business Days; or (2) Lessee shall fail to satisfy the requirements of Section 4(d) hereof in a timely manner, or shall fail to obtain and maintain the insurance required herein; (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Lessee by Lessor; provided, however, that if such failure can be cured but cannot be cured within such thirty (30) day period, and Lessee commences efforts to effect such cure within such thirty (30) day period and diligently pursues such efforts, then Lessee shall have an additional period of sixty (60) days to remedy such failure; or (4) Lessee shall
(i) be generally not paying its debts as they become due; or (ii) make any filing for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within sixty (60) days; or (5) Lessee shall make or permit any unauthorized Lien against, or assignment or transfer of, this Lease, an Equipment Schedule, the Equipment, or any interest therein; or (6) any certificate, statement, representation, warranty or audit contained herein or furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or Claim against Lessee; or (7) Lessee shall be in default under any material (i.e., for an amount in excess of Five Millions Dollars ($5,000,000.00)) obligation for borrowed money, for the deferred purchase price of property or any lease agreement, and (i) the applicable grace period with respect thereto shall have expired, and (ii) if such default is other than a monetary default, then the obligee under such obligation shall have commenced the exercise of any of its remedies available with respect to such obligation; or (8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed (except in connection with any bona fide financing arrangement) substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents; and (ii) Lessor is satisfied as to the creditworthiness of such person, based solely upon such person's conformance to the standard criteria then used by Lessor for such purposes; or
(9) as a result of or in connection with a Change of Control, Lessee's Debt to Tangible Net Worth equals or exceeds two and onehalf (2.5) times the ratio of Lessee's Debt to Tangible Net Worth as of the date of this Lease, without the prior written consent of Lessor. As used herein, "Change of Control" shall mean either (i) a person becomes the owner or holder of 50% or more of the outstanding voting securities of Lessee; and/or (ii) a person shall have the contractual power presently to designate 50% or more of the directors of Lessee; and "Debt" shall mean Lessee's total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet; and "Tangible Net Worth" shall mean Lessee's tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expense and other intangibles. Accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP. (b) The occurrence of a Default with respect to any Equipment Schedule shall, at the sole discretion of Lessor, constitute a Default with respect to any or all Equipment Schedules to which it is then a party. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Equipment Schedule.

     16. REMEDIES. Upon the occurrence of any Default under the provisions of
Section 15 hereof (including the failure to make any payment of rent as and when due), Lessor may, at its option, declare this Lease and such Equipment Schedule to be in default. At any time after cancellation of an Equipment Schedule or after declaration by Lessor that such Equipment Schedule is in default, Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

          (a) Require Lessee to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; and/or to return promptly, at Lessee's expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of
Section 13 hereof; and/or take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) (any such taking of possession shall constitute an automatic cancellation of the Equipment Schedule pertaining thereto, as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder).

          (b) Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale), with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs incurred by Lessor in connection with such Default and all costs of such sale, re-lease or other of such disposition (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessee pursuant to this sub-part (b), with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; or retain any or all of the Equipment in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency; and recover from Lessee damages, not as a penalty, but herein liquidated for all purposes as follows:

               (1) if Lessor elects to dispose of the Equipment under an Equipment Schedule pursuant to a lease which is substantially similar to this Lease and such Equipment Schedule: an amount equal to the sum of (A) any accrued and unpaid rent and other sums then due under this Lease and such Equipment Schedule as of the date of commencement (the "Commencement Date") of the term of the new lease, and (B) (i) the present value as of the Commencement Date of the total rent for the then remaining term of such Equipment Schedule, minus (ii) the present value as of the Commencement Date of the rent under the new lease applicable to that period of the new lease term which is comparable to the then remaining term of such Equipment Schedule, and (C) any incidental damages allowed under Article 2A, less expenses saved by Lessor in consequence of the Default ("Incidental Damages");

               (2) if Lessor elects to retain the Equipment or to dispose of the Equipment under an Equipment Schedule by sale, by re-lease (pursuant to a lease which is not substantially similar to this Lease and such Equipment Schedule), or otherwise: an amount equal to the sum of (A) any accrued and unpaid rent and other sums then due under this Lease as of the date Lessor repossesses the Equipment or such earlier date as Lessee tenders possession of the Equipment to Lessor in accordance with the provisions of Section 13 hereof, (B) (i) the present value as of the date determined under clause (A) of the total rent for the then remaining term of such Equipment Schedule, minus (ii) the present value, as of that certain date which may be determined by taking a reasonable opportunity to repossess and remarket the Equipment, of the "market rent" (as computed pursuant to Article 2A) at the place where the Equipment was located on that date, computed for the same lease term, and (C) any Incidental Damages (provided, however, that if the measure of damages provided is inadequate to put Lessor in as good a position as performance would have, the damages shall be the present value of the profit, including reasonable overhead, Lessor would have made from full performance by Lessee, together with any incidental damages allowed under Article 2A, due allowance for costs reasonably incurred and due credit for payments or proceeds of disposition);

               (3) if, with respect to an Equipment Schedule, Lessor has not repossessed the Equipment, or if Lessor has repossessed the Equipment or Lessee has tendered possession of the Equipment to Lessor and Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price or the circumstances reasonably indicate that such an effort will be unavailing: an amount equal to the sum of (A) accrued and unpaid rent and other sums then due under this Lease as of the date of entry of judgment in favor of Lessor, (B) the present value as of the date determined under clause (A) of the rent for the then remaining term of such Equipment Schedule, and (C) any Incidental Damages. Lessor may dispose of the Equipment at any time before collection of a judgment for damages. If the disposition is before the end of the remaining term of such Equipment Schedule, Lessor's recovery against Lessee for damages will be governed by sub-part (b)(1) or (2) (as applicable), and Lessor will cause an appropriate credit to be provided against any judgment for damages to the extent that the amount of the judgment exceeds the applicable recovery pursuant to sub-part (b)(1) or (2).

               Notwithstanding anything to the contrary set forth in this
Section 16(b), in addition to the liquidated damages specified in sub-parts (1) and (2) hereof, Lessee shall also pay to Lessor all reasonable legal fees and other expenses incurred by reason of any Default or the exercise of Lessor's remedies, including all reasonable expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 13 hereof or in placing such Equipment in the condition required by said Section, and all pre-judgment and post-judgment enforcement-related activities.

          (c) In lieu of the damages specified in sub-part (b), with respect to each applicable Equipment Schedule, Lessor may recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of: (1) the greater of either (A) the Stipulated Loss Value of the Equipment (determined as of the next date on which a payment is or would have been due after the occurrence of the subject Default), together with all other sums due under such Equipment Schedule as of such determination date or (B) all sums due and to become due under such Equipment Schedule for the full term thereof (including any tax indemnities becoming due as a result of the Default, and any mandatory purchase or renewal options which Lessee has contracted to pay) (provided that all sums becoming due after the occurrence of such Default shall be discounted to present value as of the date of payment by Lessee) plus Lessor's estimated residual interest in the Equipment; plus (2) the amount of all commercially reasonable costs and expenses incurred by Lessor in connection with repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including reasonable attorneys' fees and costs incurred in connection therewith or otherwise resulting from the Default; minus
(3) if Lessor has repossessed the Equipment, the amount calculated pursuant to clause (B) (ii) of sub-part (b)(1) or (2) (as applicable). Notwithstanding the foregoing, in the event such Equipment Schedule and Lessee's rights thereunder automatically are cancelled pursuant to the first sentence of this Section 16, the amounts payable under clause (1) of this paragraph (c) automatically shall become due and payable on the date of such cancellation, without notice or demand, except as otherwise may be provided in writing by Lessor.

          (d) Cancel such Equipment Schedule as to any or all of the Equipment.

          (e) Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Default; or exercise any other right or remedy available to Lessor at law or in equity.

          With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or other collateral securing Lessee's obligations under any Equipment Schedule (if applicable), Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean up or otherwise prepare the Equipment or any other collateral for disposition, (ii) Lessor may comply with the requirements of any applicable law in connection with any disposition of the Equipment or other collateral, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Equipment and/or other collateral. Lessee acknowledges that if Lessor purchases any of the Equipment or other collateral upon sale pursuant to the exercise of its remedies hereunder, Lessor may pay for the same by crediting some or all of Lessee's obligations hereunder or under any Equipment Schedule.

          Within fifteen (15) Business Days after written notice by Lessor of a Default under this Lease, Lessee may elect by written notice to Lessor to purchase the Equipment on that date which is thirty (30) days after such notice from Lessor (the "Purchase Date"). On the Purchase Date, Lessee shall pay to Lessor, in cash, an amount equal to the sum of: (x) the greater of the Stipulated Loss Value of the Equipment (determined as of the next date on which a payment is or would have been due after the occurrence of the Default), or the then Fair Market Value (as defined in Rider No. 1 attached to this Lease) of the Equipment, plus (y) all other sums then due hereunder or under each Equipment Schedule (including, without limitation, all reasonable legal fees and other expenses incurred by reason of any default or Default or the commencement of the exercise of Lessor's remedies, and all other pre-judgment and post-judgment enforcement related activities; together with all taxes or charges upon sale (excluding any taxes calculated on the basis of net income or capital gains to Lessor). Upon receipt of such notice from Lessee, Lessor temporarily shall cease the exercise of its remedies hereunder until the Purchase Date. Upon satisfaction of Lessee's obligations hereunder on the Purchase Date, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. If Lessee fails to satisfy its obligations under this paragraph on the Purchase Date, Lessee's option hereunder shall terminate and Lessor may exercise all rights and remedies available to it hereunder or at law or in equity.

          All amounts to be present valued shall be discounted at a rate equal to the discount rate of the Federal Reserve Bank of Richmond in effect on the applicable date. Unless otherwise provided above, a cancellation of any Equipment Schedule shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Equipment as Lessor specifically elects to cancel in such notice. Except as to such items of the Equipment with respect to which there is a cancellation, this Lease and the Equipment Schedules not so cancelled shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder and thereunder. Lessee shall be liable for all reasonable legal fees and other expenses incurred by reason of any default or Default or the exercise of Lessor's rights or remedies, including all reasonable expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 13 hereof and this Section or in placing such Equipment in the condition required by said Sections; and all other pre-judgment and post-judgment enforcement related actions taken by Lessor, and/or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment or any other collateral. Lessee shall also be liable for Late Charges which shall accrue and be payable with respect to all amounts becoming due pursuant to this Section from and after the due date therefor until payment of the full amount thereof is made. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Default in the performance of the terms and conditions hereof.

     17. ASSIGNMENT. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY EQUIPMENT SCHEDULE, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable hereunder and under each Equipment Schedule. (b) Lessor may assign any or all of its rights, obligations, title and interest hereunder, or the right to enter into any Equipment Schedule, or may resell (through syndication, assignment, participation or placements) an interest in any or all of the Equipment, this Lease or any Equipment Schedule. Lessee agrees that it will pay all rent and other amounts payable under each Equipment Schedule to the "Lessor" named therein; provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor and such assignee. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, constitutes a separate instrument of lease subject to the terms and conditions of such Equipment Schedule and of this Lease, and the "Lessor" named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Equipment Schedules executed pursuant hereto. Lessee agrees to confirm in writing receipt of any notice of assignment, syndication, participation or placement, as reasonably may be requested by Lessor or any such assignee or participant (collectively, the "Assignee"). Lessee hereby waives and agrees not to assert against any such Assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor or any person other than such Assignee, for any reason whatsoever. Lessee will provide reasonable assistance to Lessor in whatever manner necessary in order to permit Lessor to complete any resale, syndication, assignment, participation or placement of the transaction contemplated by this Lease. Lessee agrees that any such assignment shall not materially change Lessee's duties or obligations under the Lease or any Equipment Schedule nor materially increase Lessee's risks or burdens. Upon such assignment and except as may otherwise be provided therein all references in this Lease to Lessor shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Equipment Schedule inure to the benefit of, and are binding upon, the successors and assigns of the parties hereto and thereto, as the case may be (and, without limiting the foregoing, shall bind all persons who become bound as a "new debtor" to this Lease and any Equipment Schedule, as set forth in UCC Section 9-203(e)).

     18. MISCELLANEOUS. (a) This Lease, the Riders annexed hereto, each Equipment Schedule and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Equipment Schedule and any other Lease Documents through and during the term of this Lease. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof and that Lessee is not then in default (as of the date of execution of such Equipment Schedule, and Lessee has no knowledge of the occurrence of any event which, with the giving of notice or the lapse of time, or both, would become a Default) under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have a Material Adverse Effect. With respect to each Equipment Schedule, the obligations of Lessee under Sections 7, 8, 9, 10, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or expiration of such

Equipment Schedule, shall survive the cancellation or expiration thereof to the extent necessary for the full and complete performance of such obligations. (d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and any other Lease Documents to which it may become a party, and so long as no Default occurs with respect to this Lease or any Equipment Schedule, neither Lessor nor any person authorized by Lessor shall interfere with Lessee's right to peaceably and quietly possess and use the Equipment during the term thereof, subject to the terms and provisions hereof; and the interest of any assignee from, or holder of a security interest granted by, Lessor with respect to this Lease and/or the Equipment shall be subject to the provisions of this Section 18(d). (e) Lessee agrees to pay within ten (10) days of demand all reasonable costs and expenses incurred by Lessor in connection with the preparation, execution, delivery, filing, recording and administration of any of the Lease Documents, including (without limitation) the reasonable fees and out-of-pocket expenses of counsel for Lessor, and all costs and expenses incurred by Lessor in connection with (1) the filing or recording of real property waivers and Uniform Commercial Code statements, and (2) lien search reports and copies of filings with respect to Lessee and/or the Equipment. (f) If Lessee fails to perform any of its obligations hereunder, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee upon demand. Lessor's effecting such compliance shall not be a waiver of Lessee's default.
(g) Lessee irrevocably authorizes Lessor to file any UCC statements, and Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any UCC statements and any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment. (h) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND THE PARTIES HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSOR AND LESSEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (i) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (j) THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (THE "STATE") (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (k) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Equipment Schedule and incorporating the Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of such Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

     19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Equipment Schedules have the following meanings: (1) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State; (3) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commercial Code; (4) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; and (5) "person": any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor. (b) The following terms when used herein or in any of the Equipment Schedules shall be construed as follows:
"herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); "including": containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words "and limited to," or similar words; and "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a law shall also mean such law as amended, superseded or replaced from time to time. Unless otherwise expressly provided herein to the contrary, all actions that either party takes or is required to take under any Lease Document shall be taken at such parties' sole cost and expense, and all such costs and expenses shall constitute Claims and be covered by Section 14 hereof. To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, would result in
(A) an impairment of Lessor's rights, title or interests hereunder or under any Equipment Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims, or (ii) to the extent Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities specified by Lessor to Lessee in writing.

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                                       12

     IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed, as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION       APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                     Lessee


By:                                        By:
   -------------------------------------      ----------------------------------
Name:                                      Name: Anthony J. Allott
     -----------------------------------   Title: Chief Financial Officer and Senior Vice President
Title:
      ----------------------------------

      401 Merritt Seven                           3 Centennial Drive
      Suite 23                                    Peabody, Massachusetts 01960
      Norwalk, Connecticut 06851-1177             Facsimile: 978-538-1507
      Facsimile: 203-229-1991                     State of Incorporation: Delaware
                                                  Federal Employer Identification No.: 51-0295865
                                                  Organizational No.: 2094403

GENERAL ELECTRIC CAPITAL CORPORATION

--------------------------------------------------------------------------------

                                                                     RIDER NO. 1

To and part of Master Lease Agreement dated as of the 27th day of March, 2002, as amended (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and APPLIED EXTRUSION TECHNOLOGIES, INC. ("Lessee").

     A. LESSEE RENEWAL. (1) Provided that Lessee is not then in Default, Lessee shall have the option to renew this Lease, at the expiration of the original term of this Lease, with respect to all but not less than all of the Equipment, on the terms and conditions of this Lease, for a negotiated renewal term (as provided in Section A.(2) hereof at a periodic rent equal to the Fair Market Rental Value of such Equipment determined at the time of renewal pursuant to the terms of Section A.(2) hereof. If Lessee desires to exercise this option it shall give Lessor written non-binding notice of its intent to exercise its option to renew at least three hundred (300) days before expiration of the original term of this Lease with respect to the first Equipment Schedule to be executed under this Lease. Thereafter, Lessee shall engage in negotiations with Lessor to determine the additional renewal term and the periodic rent to be paid during the renewal term. If Lessee desires to exercise this option, not less than two hundred forty (240) days before expiration of the original term of this Lease with respect to the first Equipment Schedule to be executed under this Lease, Lessee shall give Lessor irrevocable written notice of its election to renew. Such election shall be effective with respect to all Equipment leased under all Equipment Schedules.

          (2) For purposes of Section A.(1) hereof, "Fair Market Rental Value" shall be deemed to be an amount equal to the rental, as installed and in use, obtainable in an arms' length transaction between a willing and informed lessor and a willing and informed lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 and Rider No. 6 of this Lease), determined as follows: After Lessee provides the non-binding notice pursuant to Section A.(1) hereof, the parties shall attempt to agree on: (x) a renewal term based upon the then remaining useful life of the Equipment and (y) the Fair Market Rental Value. In the event Lessor and Lessee are unable to agree within fifteen (15) days on either or both the renewal term or Fair Market Rental Value, either or both the renewal term and/or the Fair Market Rental Value shall be determined (as necessary), at Lessee's expense, by an independent appraiser selected by Lessee and reasonably acceptable to Lessor (who must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers), and the determination of such appraiser shall be binding on the parties hereto.

     B. OPTIONS TO PURCHASE. (1) Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of the twelfth
(12th) quarter of the original term of this Lease (the "Early Termination Date"), all but not less than all of the Equipment upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor written notice of its election to purchase at least thirty (30) days and not more than ninety (90) days before the Early Termination Date with respect to the first Equipment Schedule to be executed under this Lease. Such election shall be effective with respect to all Equipment leased under all Equipment Schedules. On the Early Termination Date with respect to each Equipment Schedule, Lessee shall pay to Lessor in cash the rent due on that date together with the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to 53.485 percent of the original Total Invoice Cost of the Equipment (as specified on the Equipment Schedule), together with all taxes and charges upon sale. Lessor and Lessee agree that the purchase price represents a reasonable prediction of the Fair Market Value of the Equipment at the time the option is exercisable.

          (2) Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of the original term of this Lease, all but not less than all of the Equipment upon the following terms and conditions:
If Lessee desires to exercise this option it shall give Lessor written notice of its election to purchase at least two hundred forty (240) days before expiration of the original term of this Lease with respect to the first Equipment Schedule to be executed under this Lease. Such election shall be effective with respect to all Equipment leased under all Equipment Schedules. Thereafter, Lessee shall engage in negotiations with Lessor to determine the purchase price for the Equipment. At the expiration of the original term of this Lease, Lessee shall pay to Lessor in cash the rent due on that date together with the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of Equipment shall be an amount equal to the greater of: (x) fifteen (15) percent of the original Total Invoice Cost of the Equipment (as specified on the Equipment Schedule), or (y) the Fair Market Value of the Equipment determined pursuant to Section B.(4); together with all taxes and charges upon sale (excluding any taxes calculated on the basis of net income or capital gains to Lessor).

          (3) Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of any renewal term of this Lease, all but not less than all of the Equipment upon the following terms and conditions:
If Lessee desires to exercise this option it shall give Lessor written notice of its election to purchase at least two hundred forty (240) days before expiration of the applicable renewal term of this Lease with respect to the first Equipment Schedule to be executed under this Lease. Such election shall be effective with respect to all Equipment leased under all Equipment Schedules. Thereafter, Lessee shall engage in negotiations with Lessor to determine the purchase price for the Equipment. At the expiration of the applicable renewal term of this Lease, Lessee shall pay to Lessor in cash the rent due on that date together with the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to its then Fair Market Value determined pursuant to Section B.(4), together with all taxes and charges upon sale (excluding any taxes calculated on the basis of net income or capital gains to Lessor).

          (4) For purposes of Sections B.(2) and B.(3), "Fair Market Value" shall be deemed to be an amount equal to the sale price of the Equipment, as installed and in use, obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 and Rider No. 6 of this Lease), determined as follows:. After Lessee provides notice pursuant to Sections B.(2) or B.(3) hereof, the parties shall attempt to agree on the Fair Market Value of the Equipment. In the event Lessor and Lessee are unable to agree within one hundred twenty (120) days on such Fair Market Value, then the Fair Market Rental Value shall be determined, at Lessee's expense, by an independent appraiser (who must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) chosen by Lessee in its sole discretion, and the determination of such appraiser shall be binding on the parties hereto.

          (5) Notwithstanding any election of Lessee to purchase, the provisions of this Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

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                                       15

     IN WITNESS WHEREOF, the parties have caused this Rider No. 1 to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION        APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                      Lessee


By:                                         By:
   ---------------------------------           ---------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION

--------------------------------------------------------------------------------

                                                                     RIDER NO. 2

To and part of Master Lease Agreement dated as of the 27th day of March, 2002 (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and APPLIED EXTRUSION TECHNOLOGIES, INC., its successors and permitted assigns ("Lessee").

     A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LESSEE FOR SALE-LEASEBACK. Lessee represents and warrants that: (1) The sale of those certain items of equipment specified on the schedule attached to each Equipment Bill of Sale (collectively the "Bill of Sale") executed by Lessee, and the execution, delivery and performance of the Bill of Sale (a) have been duly authorized by all necessary corporate action on the part of Lessee; (b) do not require the consent of any stockholder, trustee or holders of any indebtedness of Lessee except such as have been duly obtained; and (c) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (2) The Bill of Sale transfers to Lessor valid title to the equipment described on the schedule attached thereto free and clear of any and all encumbrances, liens, charges or defects. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred by the Bill of Sale.

     B. ADDITIONAL AUTHORIZATION. Lessor's obligations under the Lease are further conditioned upon Lessor having received the Bill of Sale and an opinion of counsel for Lessee as to the matters set forth in paragraph A above.

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                                       17

     IN WITNESS WHEREOF, the parties have caused this Rider No. 2 to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION        APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                      Lessee


By:                                         By:
   ---------------------------------           ---------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION

--------------------------------------------------------------------------------

                                                                     RIDER NO. 3

To and part of Master Lease Agreement dated as of the 27th day of March, 2002 (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and APPLIED EXTRUSION TECHNOLOGIES, INC., its successors and permitted assigns ("Lessee").

TAX INDEMNITY.

     (1) Lessee represents and warrants that: (a) it believes that it is reasonable to estimate that the useful life of the Equipment exceeds the lease term (including any interim and fixed rental renewal periods) by the greater of one (1) year or twenty (20) percent of such estimated useful life, and that said Equipment will have a value at the end of the lease term, including any fixed rate renewal period, of at least twenty (20) percent of the Total Invoice Cost of the Equipment, without including in such value any increase or decrease for inflation or deflation during the original lease term (all as evidenced by the certificate of a qualified party to be provided at Lessee's expense to Lessor prior to the commencement of the lease term); and (b) the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions (as defined below).

     (2) (a) If by reason of (i) any act or failure to act of Lessee (including a breach of any covenant of Lessee set forth in Section 4 of the Lease), or (ii) the misrepresentation of or breach by Lessee of any of the warranties and representations set forth in Section 3 of the Lease or Section (1) of this Rider, Lessor in computing its taxable income or liability for tax, shall lose, or shall not have, or shall lose the right to claim or there shall be disallowed or recaptured for Federal and/or state income tax purposes, in whole or in part, the benefit of MACRS Deductions; or (b) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 2001-28, 2001-19 I.R.B. 1156 (as it may hereafter be modified or superseded); hereinafter referred to as a "Loss"; then Lessee shall pay Lessor the Tax Indemnification Payment as additional rent and Lessor shall revise the Schedule(s) of Stipulated Loss Values to reflect the Loss. As used herein, "MACRS Deductions" shall mean the deductions under Section 167 of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code") determined in accordance with the modified Accelerated Cost Recovery System with respect to the Total Invoice Cost of any item of the Equipment using the accelerated method set forth in Section 168(b)(1) or 168(b)(2) of the Code as in effect on the date of this Lease for property assigned to the class of property specified in the Equipment Schedule pertaining thereto; "Lessor" shall be deemed to include the consolidated Federal taxpayer group of which Lessor is a member; and "Tax Indemnification Payment" shall mean such amount as, after consideration of (i) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (ii) the amount of any interest or penalty which may be payable by Lessor in connection with the Loss, shall be required to cause Lessor's after-tax net return (the "Net Return") to be equal to, but no greater than, the Net Return computed consistently with current tax laws (and with the assumption that Lessor is taxed at the highest marginal Federal and state tax rates) as of the date of this Lease that would have been available to Lessor had the Loss not occurred.

     (3) Lessor promptly shall notify Lessee in writing of such Loss and Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days of such notice. For these purposes, a Loss shall occur upon the earliest of: (a) the happening of any event (such as disposition or change in use of any item of the Equipment) which will cause such Loss; (b) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase (including an increase in estimated taxes) resulting from such Loss; (c) the date on which the Loss is realized by Lessor; or (d) the adjustment of the tax return of Lessor to reflect such Loss.

     (4) The obligations of Lessee under this Section, which accrue during the term of the Lease, shall survive the expiration or termination of the Lease.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Rider No. 3 to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION        APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                      Lessee


By:                                         By:
   ---------------------------------           ---------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION

--------------------------------------------------------------------------------

                                                                     RIDER NO. 4

To and part of Master Lease Agreement dated as of the 27th day of March, 2002 (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and APPLIED EXTRUSION TECHNOLOGIES, INC., its successors and permitted assigns ("Lessee").

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

1. As used herein, the following terms shall have the following meaning:

     (a) "Adverse Environmental Condition": shall mean (i) the existence or the continuation of the existence, of an Environmental Contamination (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Contamination), of, or exposure to, any substance, chemical, material, pollutant, Hazardous Substance, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment, or (iii) the violation, or alleged violation, of any Environmental Law, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any of the Equipment.

     (b) "Affiliate" shall mean, with respect to any given Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     (c) "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) made in writing by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse affects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

     (d) "Environmental Contamination" shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, presence, deposit, abandonment, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Hazardous Substance or other substance through or in the air, soil, surface water, groundwater or property.

     (e) "Environmental Law" shall mean any present or future federal, foreign, state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to health, industrial hygiene, the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the
                                                               -- ---
          Hazardous Material Transportation Act (49 U.S.C. Section l80l et
                                                                        --
          seq.), the Federal Water Pollution Control Act (33 U.S.C. Section l251
          ---
          et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
          -- ---
          Section 690l et seq.), the Clean Air Act (42 U.S.C. Section 740l et
                       -- ---                                              --
          seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et
          ---                                                             --
          seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7
          ---
          U.S.C. Section l36l et seq.), the Occupational Safety and Health Act
                              -- ---
          (l9 U.S.C. Section 65l et seq.), the Noise Control Act of 1972 (42
                                 -- ---
          U.S.C. Section 4901 et seq.), and the Hazardous and Solid Waste
                              -- ---
          Amendments (42 U.S.C. Section 2601 et seq.), as these laws have been
                                             -- ---
          or may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

     (f) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

     (g) "Hazardous Substances" shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste; those substances listed in the United States Department of Transportation Table (49 C.F.R.
          Section 172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

     (h) "Person" shall mean any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity

2. Lessee hereby represents, warrants and covenants that: (a) it has conducted, and will continue to conduct its business operations, and throughout the term of the Lease will use the Equipment, so as to comply in all material respects with all Environmental Laws; (b) as of the date hereof, and as of the date of execution of each Equipment Schedule, except as have been previously disclosed in writing by Lessee to Lessor, there are no Hazardous Substances generated, treated, handled, stored, transported, discharged, emitted, released or otherwise disposed of in connection with Lessee's use of the Equipment except in Lessee's ordinary course of business in compliance with Environmental Law; and (c) Lessee has, and throughout the term of the Lease will continue to have in full force and effect all federal, state and local licenses, permits, orders and approvals required to operate the Equipment in compliance with all Environmental Laws.

3. Lessee agrees that if required to return the Equipment or any item thereof to Lessor or Lessor's agents, Lessee shall return such Equipment free from all Hazardous Substances (other than those Hazardous Substances which are customarily used by Lessee to lubricate and maintain the Equipment) and otherwise fully in compliance with all Environmental Laws.

4. Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, and their successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim or Environmental Loss.

5. The provisions of this Rider shall survive any expiration or termination of the Lease.

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                                       22

     IN WITNESS WHEREOF, the parties have caused this Rider No. 4 to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION        APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                      Lessee


By:                                         By:
   ---------------------------------           ---------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION

--------------------------------------------------------------------------------

                                                                     RIDER NO. 5

To and part of Master Lease Agreement dated as of the 27th day of March, 2002 (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and APPLIED EXTRUSION TECHNOLOGIES, INC., its successors and permitted assigns ("Lessee").

ADDITIONAL COLLATERAL.

     In order to secure the prompt payment and performance as and when due of all of Lessee's obligations (both now existing and hereafter arising) under all Equipment Schedules, Lessee hereby grants to Lessor a first priority security interest in the following (whether now existing or hereafter created): the equipment described on Schedule A attached hereto and all replacements, substitutions, accessions and proceeds (cash and non-cash), including the proceeds of all insurance policies, thereof (the "Additional Collateral").

     Provided that Lessee is not then in Default, upon the expiration of the twelfth (12th) quarter of the original term of this Lease (the "Replacement Date"), Lessee shall have the option to replace some or all of the equipment described on Schedule A attached hereto with alternative collateral, on the following terms and conditions: if Lessee desires to exercise this option it shall give Lessor written notice at least thirty (30) days before the Replacement Date with respect to the first Equipment Schedule to be executed under this Lease, which notice shall include an itemization of the alternative collateral proposed by Lessee and evidence reasonably satisfactory to Lessor that such proposed alternative collateral is of equal value and utility as the equipment described on Schedule A attached hereto which is to be replaced; and such proposed alternative collateral shall otherwise be reasonably acceptable to Lessor. From and after consummation of such replacement in accordance with the terms hereof, such alternative collateral shall be deemed to be "Additional Collateral" hereunder.

     In furtherance of the foregoing, Lessee irrevocably authorizes Lessor to record, at Lessee's expense, such Uniform Commercial Code financing statements with respect to the Additional Collateral as Lessor may require. Lessee represents and warrants to Lessor that, upon filing of such Uniform Commercial Code financing statements describing the Additional Collateral in the State of Delaware, Lessor shall have a first priority perfected security interest in the Additional Collateral.

     Lessee covenants and agrees that it shall perform all of its obligations specified in Sections 7, 9, 10(a), 10(c), 10(d), 11, 14, 16, 17(a) and 18(g) of
the Lease with respect to the Additional Collateral as fully as if each reference to "Equipment" in such Sections was a reference to the "Additional Collateral". In addition, Lessee covenants and agrees that, in the event of the loss of or damage to any item of the Additional Collateral, Lessee shall, at its sole cost and expense, promptly repair and restore, or replace, such item of the Additional Collateral to the condition of such item immediately prior to the occurrence of such loss or damage.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Rider No. 5 to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION        APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                      Lessee


By:                                         By:
   ---------------------------------           ---------------------------------

                                   SCHEDULE A

          1    5.5 Meter Biaxially Oriented Polypropylene (BOPP)      $6,900,000
               Co-extrusion Flat Film Line 62 Consisting of:
                                      -------

          1    Mitsubishi Tandem Extruder System -
               6"-32:1 Extruder with 250 HP DC Drive & Feed Hopper feeding into 4 1/2"-24:1 Extruder with 465 HP DC
               Drive with Filter at barrel discharge - New 1980

          2    3 1/2"-30:1 Hartig Extruders with 100 HP DC
               Drives

          2    Melt Gear Pumps, Filters & Connection Transfer
               Piping from 3 1/2" Extruders to 36" Co-extrusion
               Die

          1    36" Multiple Manifold Co-extrusion Flat Sheet Die

          1 30" Mitsubishi Casting Roll Unit w/ Drive System and Temperature Control System

          1    Measurex Model 2040 Thickness Measuring System

          1 Mitsubishi 13 Roll Machine Direction Orienter Unit with Drive Systems and Temperature Control System

          2    3 1/2" - 30:1 Mitsubishi Extruders with 75 HP DC
               Drives and 3 1/2" Beringer Screen Changers Mounted on Platform and previously used for Laminating
               (Not In Service)

          1    Mitsubishi Steam Fired Tenter Oven - 12 Zones with
               Fans, Air & Heat Ducts, Blowers & Filtering System approx. 220 ft long, 1 meter entrance, 5.5 meter exit

          1    Mitsubishi Nip Roll Unit with Slitter Assembly and
               Trim Removal Venturi System

          1 Rapid Granulator, 25 HP mounted in pit with Blower mounted in Sound Proof Enclosure for Trim Scrap size reduction and conveying

          1    Measurex Model 2002 Thickness Measuring System

          1 Corona Dual Treater Stations w/ Power Pack mounted above in environmental controlled room

          1    5.5 meter wide Single Turret Winder for 30" O.D.
               Rolls Rolls with Automatic Flying Splice Roll
               Transfer

               Mill Roll Handling, Storage and Curing Area            $  715,000
               Consisting of:

          48   5.5 Meter wide Fabricated Structural Steel Mill
               Roll Storage Racks Custom Mfd by Hercules

          30   5.5 Meter wide Temperature Controlled Curing Ovens
               Fabricated Structural Steel Mill Roll- Custom Mfd by Hercules

          3    5.5 Meter wide Mill Roll Staging Stands Fabricated
               Structural Steel for Roll delivery to Primary
               Slitter- Rewinder Unwinds

          1    Lot Mill Roll Scales, Electric Transfer Carts,
               Portable Curing Ovens, Bridges Cranes, Electric
               Hoists and Miscellaneous Related Items

               Tobacco (Atlas) Slitter-Rewinder Fully                 $2,200,000
               Computerized with Automatic Handling, Packaging and Finishing

          1 5.5 Meter (216") wide Atlas Slitter-Rewinder - New 2001 Computer Controlled for Fully Automatic Operation to run Coated, Uncoated, Slip and Non-slip Polypropylene Film from 44 ga (11.0 micron) to 150 ga (35 micron) at a Line Speed of up to 600 MPM. Unwind for maximum 38" O.D. Rolls at 6,000 lbs with an Eccentricity of up to 4" on Nominal Mill Core Sizes of 12.375" (315mm) dia, 244" (6200 mm) Length with weights up to 1300 LBS, Unwind oscillation plus/minus 7" (175 mm) with a tension from .25 to 1.25 PLI of Web Width, Rewind Slit Diameter from 8" (203 mm) to 16" (406 mm), Slit Roll Width from 4.375" (111 mm) to 21" (533 mm) via Razor In Air, Slit Roll Weight from 5 to 16 lbs, Nominal Slit Roll Core Sizes 3" and 6" I.D. Automatic Off-Loading of Slit Film Rolls for Automatic Conveying and Robot Packaging of Rolls for 9 Rolls Per Layer Packaging on 44" x 48" Pallets or for 5 Rolls Per Layer Packaging on 42" X 42" Pallets at a Maximum Stacked Height of 66"

               Scrap Reclaim Size Reduction, Extrusion                $2,300,000
               Pelletizing, Material Handling and Conveying
               Consisting of:

          1    SSI Shredder, Model 2400H, 150 HP Motor

          1    Lindner Shredder, Model MS 2000, 125 HP, New 2000

          1    Gaylord Box Dumper for Feeding Shredder

          2    Cumberland Granulators, Model 50B, 200 HP Motor
               With Blower Discharge

          1    Rapid Granulator, Model 2442, 125 HP Motor with
               Blower Discharge

          2    Tanaka 48" Guillotine Roll Cutter with Cover
               Guards

          5    Scrap Film Roll Unwind Units for Feeding
               Granulators or Shredders, (3) are 5.5 Meters wide

          1    Lot Cranes, Hoists, Portable Scrap Roll Moving
               Carts & Unwinds, Belt Conveyors and Misc. Related
               Items

          1    Economy Hydraulic Baler for Scrap Fill Size
               Reduction

          1    8"-30:1 NRM Extruder - 600 HP AC Motor to Water
               Cooled Eddy Current Clutch Speed Control - New
               1966

          1 8" Beringer Hydraulic Slide Plate Screen Changer with Power Pack

          1    Beringer Water Ring Underwater Pelletizing
               Downstream System w/ Water Slide, Water
               Temperature System and Spin Dewatering Dryer

          1 Witte 3 Separation Classifier - 21" wide x 72" long

          2    6"-30:1 Mitsubishi Extruders - 250 HP DC - New
               1970's

          2    6" Kreyenborg Screen Changers w/ Hydraulic Power
               Packs

          2    Beringer Water Ring Underwater Pelletizing
               Downstream System w/ Water Slide, Water
               Temperature System and Spin Dewatering Dryer

          2 Witte 3 Separation Classifier - 21" wide x 72" long

          6    Storage Hold Hoppers - 10,000 lbs Capacity Each W/
               Motorized Rotary Valve Discharges

          4    Fluff Live Bottom Vibrating Feed Hoppers

          7    Vacuum Pressure Blowers 25 HP to 60 HP

          3    Sprout Waldren High Velocity Blowers - 60 HP

          2    Cyclone Hoppers with Motorized Rotary Valve
               Discharges Located Near Slitting Area for
               Collection of Reject Pellets from Reclaim
               Extruders

               Reclaim Outside Material Storage, Blending,            $1,400,000
               Conveying and Dust Collecting Consisting of:

          4    80,000 lb Capacity Material Blender Silos with 2
               Motorized Rotary Valve Discharges Each

          8    80,000 lb Capacity Material Storage Silos with
               Motorized Rotary Valve Discharges

          3    120,000 lb Capacity Material Storage Silos with
               Motorized Rotary Valve Discharges

          7    Cyclone Filter Collectors for Silos on Ground

          2    Young Hoppers-Motorized Rotary Valve Discharges

          1    Gaylord Box Dumper into Hopper Bin with Rotary
               Valve Discharge to Cyclone Hopper Collector

          4    MAC 15 HP Vacuum Conveying Pressure Blowers With
               Filters & Silencers

          2    MAC Material Hoppers w/ Vacuum Receivers and
               Motorized Rotary Valve Discharges

          5    Sprout Waldren 60 HP Vacuum Conveying Pressure
               Blowers With Filters & Silencers

          3    Sprout Waldren 40 HP Vacuum Conveying Pressure
               Blowers With Filters & Silencers

          4    Vacuum Conveying Pressure Blowers With Filters &
               Silencers, 1-30 HP, 3-40 HP and 1-50 HP

          5    Outside Dust Collectors - Hosokawa / Mikro Model
               SP 9-6, 5.9 Square Meters Filtering Area

          3    Outside Dust Collectors - Hosokawa / Mikro Model
               SP 25-8, 21 Square Meters Filtering Area

          3    Outside Dust Collectors - Paraclone - New 1980

               Coating Material Formulations, Mixing, Blending,       $  475,000
               Drying and Conveying to Line 61, 62 & 63
               Co-extruders Consisting of:

          1    Maguire 5-Component Blender w/ Hopper Receivers

          3    Gaylord Box Tilters for Angled Feed of Materials

          1    Nucon Dust Collection System with Piping

          1    Super Sack Material Unloading Assembly

          1    Thoreson McCosh Hot Air Hopper Dryer Model H800
               S/N 9003019

          3    Hopper Bins w/ Motorized Rotary Valve Discharges

          5    3-Large & 2-Small Storage Hopper Bins

          9 20 HP Vacuum Material Conveying Pressure Blowers with Filters & Silencers

          4 25 HP Vacuum Material Conveying Pressure Blowers with Filters & Silencers

          1    Lot Miscellaneous Related Items Including
               Temperature Control Systems, Heat Exchangers,
               Blowers, Cyclones, Screw Feeders, Tanks, Vessels,
               Material Transfer Piping, Carts, Racks, Scales,
               Pumps, etc.

               Primary Polypropylene Receiving, Mixing, Blending,     $  875,000
               Drying and Conveying to Line 61, 62 & 63 Main
               Extruders Consisting of:

          3 Conical Stainless Steel Hoppers - 4' Dia x 6' High for Virgin Polypropylene Pellets

          3    Conical Stainless Steel Hoppers - 10' Dia x 10'
               High for Reclaimed Polypropylene Pellets

          3    Hopper Dryers with Temp System & Condensation
               Pumps

          3    Conical Stainless Steel Hoppers for Fluff
               Polypropylene

         12    Screw Metering Feeders Mounted on Discharge of
               Material Hoppers for Precise Metering of Material to Blenders

          3    Cyclone Separator Material Mixing Units w/
               Motorized Rotary Valves for Feeding to Hopper
               Dryers

          3    Cyclone Separator Material Mixing Units w/
               Motorized Rotary Valves for Feeding to Main
               Extruders

          3    Muto Spencer High Velocity Air Blowers - 60 HP
               Motors

          3    Vacuum Conveying Pressure Blowers, 1-15 HP &
               2-71/2 HP

          3 Structural Steel Mezzanines with Stairs, Railings and Catwalks where above systems are installed

               General Services Plant Support Equipment               $1,900,000

          1    York Millennium Centrifugal Water Chiller - 500
               Tons R123 Refrigerant, Model YTH3CIE2-CRHS, S/N
               00454H0599, New 1999

          1    York Turbo Modulator Water Chiller - 500 Tons R11
               Refrigerant, Model YTJIJ3E2-CSDTM, S/N MRP105764,
               New 1976

          1    York Open Turbopak Water Chiller - 500 Tons, R11
               Refrigerant, Model K2E2-ORC, S/N KM000753, New
               1975

          1    York Open Turbopak Water Chiller - 500 Tons, R11
               Refrigerant, Model K2E2-ORC, S/N KM000906, New
               1990

          1    York Open Turbopak Water Chiller - 500 Tons, R11
               Refrigerant, Model K2E2-ORC, S/N KM000907, New
               1990

          1    Baltimore Air Coil - Pritchard Water Cooling Tower
               System, Located Outside, Model 4451-1, S/N
               6526-79, 9000 GPM Cooling Tower, 4-2000 lb GPM
               Pumps, 3-Cells @ 3000 GPM each

          1    Ingersoll Rand Centrac Air Compressor - 450 HP,
               Twin Screw Unitized Horizontal, Model IRB M79
               1774, S/N M79, 1774, New 1979

          1    Worthington Air Compressor - 20 HP, Two Stage Tank
               Mounted, Size 6/6 x 4 1/2 x 2 3/4, S/N 2789

          1    Henderson Engineering Air Dryer w/ Accessories

          1    Air Receiver Tank - Located Outside

          4    Water Centrifugal Pumps, 2-25 HP, 2-50 HP & 1-60
               HP

          1    Water Treatment Soft Water System

          1    Lot Miscellaneous Tanks, Vessels, Filters, Valves,
               Controls & Related Items

               Mechanical and Electrical Maintenance Shops            $   50,000

          1    9" x 36" South Bend Engine Lathe w/ Quick Change
               Gears, 3 & 4 Jaw Chucks, Cabinet Base, S/N 2111R

          1 Wilton Geared Head Floor Drill Press w/ Power Feed to Spindle, S/N 191811

          1    Rockwell 17" Floor Drill Press, S/N 1795924

          1    Kalamazoo 20" Vertical Metal Cutting Band, S/N
               65679

          1    Kysor/Johnson Horizontal Band saw, S/N 188533

          1    Enco 40" Vertical Band Saw w/ Butt Welding &
               Grinding Attachment, S/n 1000142

          1    75 Ton Dake Hydraulic Arbor Press

          1    Dake Floor Arbor Press Model 2 1/2

          1    Grieve Double Door Electric Oven, 650 Degree F S/N
               390142

          1    5 Ton Louden Overhead Bridge Crane with Hoist

          1    Extrusion Die Preheat Stand Fabricated Structural
               Steel w/ Temperature Controls & Fixtures

          1    Lot Bench Mounted Belt Grinder, Hand Beveling
               Machine, Baldor Double End Pedestal Grinders, Chop saw, Pipe Vise, etc.

          1    Lot Portable Arc Welders, 3-Hobarts, 1-Miller,
               3-Portable Burning Sets,, Lay-out Table, Vise,
               Welding masks, Screens, Welding Wire, etc.

          1 Lot Mechanical Maintenance Shop Items Including Work Benches, Vises, Hardware, Ladders, Air Hoses, Reels, Sanding Belts, Straps, Carts, Tool Boxes, Storage Cabinets, Tooling, Drills, Taps, Pipe Wrenches, Hand Trucks, Hand Tools, C-Clamps, Come-A longs, Jacks, Magnetic Base Drills, Skates, Vacuum Cleaners, Portable

               Pumps, Pressure Washers, etc.

          1 Lot Electrical Maintenance Shop Items Including Horizontal Metal Cutting Band saw, Double End Bench Grinders, Floor Drill Press, Belt Sander, Work Tables, Chain Hoists, Carts, Hand Tools, Electrical Testing Devices, Electrical Supplies, etc

               Electrical Free Standing Plant Equipment In            $  850,000
               Environmentally Controlled Rooms

          1 Lot Electrical Equipment Installed in 2 - Environmentally Temperature Controlled Rooms Including GE Controllex Power Factor Correction Capacitor Banks, Incoming Line Components Disconnect Switches, Distribution Panels, 2- 2000 KVA Transformers, 12 - Various KVA Transformers, Switch Gear Panels, etc.

GENERAL ELECTRIC CAPITAL CORPORATION

--------------------------------------------------------------------------------

                                                                     RIDER NO. 6

To and part of Master Lease Agreement dated as of the 27th day of March, 2002 (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION, its successors and assigns ("Lessor"), and APPLIED EXTRUSION TECHNOLOGIES, INC., its successors and permitted assigns ("Lessee").

RETURN PROVISIONS: In addition to the provisions of Section 13 of the Lease
-----------------
(provided that any inconsistency between the provisions of Section 13 and this Rider shall be resolved in favor of the provisions of this Rider), and provided that Lessee has not elected to exercise its option to purchase the Equipment, Lessee shall, at its expense:

     (A) (i) Perform any testing and repairs required to place the Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for its originally intended purpose; (ii) if de-installation, disassembly or crating is required, cause the Equipment to be de-installed, disassembled and crated by an authorized manufacturer's representative or such other service Person as is satisfactory to Lessor; and (iii) return the Equipment, free and clear of all Liens and encumbrances, to a location within the continental United States as Lessor shall direct.

     (B) Until Lessee fully has complied with the requirements of Paragraph (A) above, Lessee's rent payment obligation and all other obligations under the Lease shall continue from month to month notwithstanding any expiration or termination of the term. Lessor may terminate such continued leasehold interest upon ten (10) days' notice to Lessee. In addition to these rents, Lessor shall have all of its other rights and remedies available as a result of its nonperformance.

     (C) At least one hundred eighty (180) days and not more than two hundred forty (240) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model, serial numbers and size description (length, width, height, diameter) for all components comprising the Equipment.) Additionally, Lessee shall identify on the inventory any item or component of the Equipment for which: (i) Lessee is considered the only source for spare parts, software, or operating components; and/or (ii) Lessee may hold intellectual property rights that could (1) restrict the sale of the Equipment by Lessor; or (2) restrict the operation of the Equipment by any third party.

     (D) For any item or component of the Equipment for which Lessee is considered the only source of information regarding design or operating information, Lessee will provide reasonable technical assistance to any third party purchaser or lessee for a period of three hundred sixty (360) days following the successful re-installation of the Equipment by such third party.

     (E) If applicable, upon request of Lessor, assign to Lessor or Lessor's designee, any intellectual property rights associated with the Equipment and its operation.

     (F) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

     (G) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical, technical and functionality of each item of the Equipment.

     (H) At least ninety (90) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative(s) or qualified equipment maintenance provider(s), acceptable to Lessor, to perform a comprehensive physical inspection, including testing all material and workmanship, of the Equipment. The authorized inspector should ensure the Equipment is clean and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment. There shall be no missing screws, bolts, fasteners, etc. The Equipment will be free from all scratches, marks, gouges, dents, discoloration or stains that are unusual by industry standards. There shall be no evidence of extreme use or overloading. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

     (I) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section H. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

     (J) Properly remove all Lessee installed markings that are not necessary for the operation, maintenance or repair of the Equipment.

     (K) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

     (L) Ensure all Equipment shall be redelivered with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

     (M) Provide for the de-installation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of the Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

     (N) During the period beginning two hundred forty (240) days prior to expiration of the Lease and ending ninety (90) days following the successful re-installation of the Equipment (including any necessary operational testing periods) by a third party purchaser or lessee of the Equipment, upon written request of that third party or Lessor, Lessee will make available to such parties qualified technical, engineering, or other such personnel familiar with the Equipment for consultations regarding the re-installation, operation and maintenance of the Equipment.

     (O) Upon sale of the Equipment to a third party, provide transportation for the Equipment to any locations anywhere in North America selected by Lessor.

     (P) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Rider No. 6 to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION        APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                      Lessee


By:                                         By:
   ---------------------------------           ---------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION

--------------------------------------------------------------------------------

                                                        EQUIPMENT SCHEDULE NO. 1

executed pursuant to that certain Master Lease Agreement dated as of March 27, 2002 (the "Lease"; which is incorporated herein by reference). This Equipment Schedule, incorporating by reference the terms and conditions of the Lease, constitutes a separate instrument of lease.

     1. EQUIPMENT. The Equipment leased hereunder shall be as set forth in the schedule attached hereto as Annex A.

                       TOTAL INVOICE COST: $18,225,000.00

     2. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions provided herein and in the Lease.

     A full term of lease with respect to said Equipment shall commence on the date hereof and shall extend for sixty (60) months after the date of execution hereof (the "Base Lease Commencement Date").

     3. RENT. From and after the Base Lease Commencement Date, the quarterly rent for said Equipment during the term of this Lease shall be $1,017,954.51, computed as 5.585484% of the Total Invoice Cost specified above. Rent payments shall be made, in arrears, on the 28th day of March, June, September and December during the term of this Lease, commencing June 28, 2002.

     4. LESSEE'S CONFIRMATION. Lessee hereby confirms and warrants to Lessor that the Equipment: (a) was duly delivered to Lessee at the location specified in Section 5 hereof; (b) has been received, inspected and determined to be in compliance with all applicable specifications and that the Equipment is hereby accepted for all purposes of the Lease; and (c) is a part of the "Equipment" referred to in the Lease and is taken subject to all terms and conditions therein and herein provided.

     5. LOCATION OF EQUIPMENT. The location of the Equipment is U.S. Highway 41 North, 3600 East Head Road, Terre Haute, Indiana.

     6. LATE CHARGE RATE. The Late Charge Rate shall be two (2) percent per month of the amount in arrears for the period such amount remains unpaid (provided, however, that if such rate exceeds the highest rate permitted by applicable law, then the Late Charge Rate shall be the highest rate permitted by applicable law).

     7. SCHEDULE OF STIPULATED LOSS VALUES. The Schedule of Stipulated Loss Values attached hereto as Annex B is incorporated herein by reference, and shall be applicable solely to the Equipment described in this Equipment Schedule.

     8. RECOVERY PROPERTY CLASS. The class of property to which the Equipment is assigned (as referenced in Section 2 of Rider No. 2 to the Lease) is 7-year property.

     9. COMMERCIAL LIABILITY INSURANCE. The amount of commercial liability insurance referenced in Section 11 of the Lease is $10,000,000.00.

DATE OF EXECUTION: March       , 2002
                         ------

GENERAL ELECTRIC CAPITAL CORPORATION        APPLIED EXTRUSION TECHNOLOGIES, INC.
Lessor                                      Lessee


By:                                         By:
   ---------------------------------           ---------------------------------

                                     ANNEX A
                                       TO
                            EQUIPMENT SCHEDULE NO. 1
                       DATED THIS 28th DAY OF MARCH, 2002
              TO MASTER LEASE AGREEMENT DATED AS OF MARCH 27, 2002

                            DESCRIPTION OF EQUIPMENT

   Quantity               Manufacturer/Make/Model                 Total Invoice Cost

------------------------------------------------------------------------------------
          1    5.5 Meter Biaxially Oriented Polypropylene (BOPP)      $6,950,000
               Co-extrusion Flat Film Line 61 Consisting of:
                                      -------

          1    Mitsubishi Tandem Extruder System -
               6"-32:1Extruder with 250 HP DC Drive & Feed Hopper feeding into 4 1/2"-24:1 Extruder with 465 HP DC
               Drive with Filter at barrel discharge - New 1980

          2    3 1/2"- 30:1 HPM Extruders, S/N's 84292 & 84293,
               with 100 HP DC Drives - New 1984 mounted on
               Platform w/ Stairs above Tandem Extruders

          2    Melt Gear Pumps, Filters & Connection Transfer
               Piping from 3 1/2" Extruders to 36" Co-extrusion
               Die

          1    36" Multiple Manifold Co-extrusion Flat Sheet Die

          1 30" Mitsubishi Casting Roll Unit w/ Drive System and Temperature Control System

          1    Measurex Model 2040 Thickness Measuring System

          1 Mitsubishi 13 Roll Machine Direction Orienter Unit with Drive Systems and Temperature Control System

          2    3 1/2" - 30:1 Mitsubishi Extruders with 75 HP DC
               Drives and 3 1/2" Beringer Screen Changers Mounted on Platform and previously used for Laminating
               (Not In Service)

          1    Mitsubishi Steam Fired Tenter Oven - 12 Zones with
               Fans, Air & Heat Ducts, Blowers & Filtering System approx. 220 ft long, 1 meter entrance, 5.5 meter exit

          1    Mitsubishi Nip Roll Unit with Slitter Assembly and
               Trim Removal Venturi System

          1 Rapid Granulator, 25 HP mounted in pit with Blower mounted in Sound Proof Enclosure for Trim Scrap size reduction and conveying

          1    Measurex Model 2002 Thickness Measuring System

          1 Corona Dual Treater Stations w/ Power Pack mounted above in environmental controlled room

          1    5.5 meter wide Single Turret Winder for 30" O.D.
               Rolls Rolls with Automatic Flying Splice Roll
               Transfer

          1    5.5 Meter Biaxially Oriented Polypropylene (BOPP)      $6,975,000
               Co-extrusion Flat Film Line 63 Consisting of:
                                      -------

          1    Mitsubishi Tandem Extruder System -
               6"-32:1Extruder with 250 HP DC Drive & Feed Hopper feeding into 4 1/2"-24:1 Extruder with 465 HP DC
               Drive with Filter at barrel discharge - New 1983

          2    3 1/2"- 30:1 Mitsubishi Extruders with 100 HP DC
               Drives

          2    Melt Gear Pumps, Filters & Connection Transfer
               Piping from 3 1/2" Extruders to 36" Co-extrusion
               Die

          1    36" Multiple Manifold Co-extrusion Flat Sheet Die

          1 30" Mitsubishi Casting Roll Unit w/ Drive System and Temperature Control System

          1    Measurex Model 2040 Thickness Measuring System

          1 Mitsubishi 13 Roll Machine Direction Orienter Unit with Drive Systems and Temperature Control System

          1    Mitsubishi Steam Fired Tenter Oven - 12 Zones with
               Fans, Air & Heat Ducts, Blowers & Filtering System approx. 220 ft long, 1 meter entrance, 5.5 meter exit

          1    Mitsubishi Nip Roll Unit with Slitter Assembly and
               Trim Removal Venturi System

          1 Rapid Granulator, 25 HP mounted in pit with Blower mounted in Sound Proof Enclosure for Trim Scrap size reduction and conveying

          1    Measurex Model 2002 Thickness Measuring System

          1 Corona Dual Treater Stations w/ Power Pack mounted above in environmental controlled room

          3    5.5 meter wide Single Turret Winder for 30" O.D.
               Rolls Rolls with Automatic Flying Splice Roll
               Transfer

               Primary and Secondary Film Slitting Operation with     $4,300,000
               Packaging and Auxiliary Support Equipment Consisting of:

          3 5.5 Meter wide Kataoka Two Shaft Turret Unwinds with Air Brake Tensioning - 32" O.D. Rolls

          3    5.5 Meter wide Kataoka Primary Slitter-Rewinders
               Duplex Center Surface Rewinding - 32" O.D. Rolls

          3    5.5 Meter wide Overhead Crane Roll Unloading
               Hoists

          2    84" Cameron Model 314 Slitter-Winders Duplex
               Center Surface Rewinding with Single Shaft Unwind

          1    82" Dusenbery Model 815ATR Slitter-Rewinder Duplex
               Center Surface Rewinding - S/N 58034 with Single
               Shaft Unwind Model 824 DLS - S/N 58034

          1    30" Stanford Model 142 LT Doctor Machine, 30" O.D.
               Single Shaft Unwind and 24" O.D. Single Shaft
               Rewind S/N 06975195

          5    Overhead Crane Roll Unloading / Moving Hoists

          1    Taylor Stiles Guillotine Roll Cutter, 12" x 24",
               Safety Cover Guards, S/N 89207

          1    120" Appleton Menasha Semi-Automatic Core Cutter,
               6" I.D. Cores, Model 8 200, S/N 032695

          2 120" Core Tech Semi-Automatic Core Cutters, 3" I.D. Cores, Model 11 120, S/N's 1621 & 1654

          1    96" Appleton Semi-Automatic Core Cutter 3" I.D.
               Cores, Model D21SH1073, S/N 101979

          3    Lantec Automatic Pallet Shrink Wrap Systems with
               Roller Conveyor Infeeds and Outfeeds

          1    Lot Numerous Roll Transfer Carts and other Various
               Miscellaneous Related Items

                                     ANNEX B
                                       TO
                            EQUIPMENT SCHEDULE NO. 1
                       DATED THIS 28th DAY OF MARCH, 2002
              TO MASTER LEASE AGREEMENT DATED AS OF MARCH 27, 2002

                          STIPULATED LOSS VALUE TABLE*

              Payment            Payment            Stipulated Loss
               Date                No.                   Value
              6/28/02                1                  102.777
              9/28/02                2                   99.420
             12/28/02                3                   95.986
              3/28/03                4                   92.474
              6/28/03                5                   88.888
              9/28/03                6                   85.210
             12/28/03                7                   81.446
              3/28/04                8                   77.600
              6/28/04                9                   73.667
              9/28/04               10                   69.644
             12/28/04               11                   65.529
              3/28/05               12                   61.320
              6/28/05               13                   57.016
              9/28/05               14                   52.613
             12/28/05               15                   48.110
              3/28/06               16                   43.505
              6/28/06               17                   38.794
              9/28/06               18                   33.977
             12/28/06               19                   29.050
              3/28/07               20                   24.000

----------

* The Stipulated Loss Value for any unit of Equipment shall be equal to the Total Invoice Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.